Exhibit 99.1
Constant Contact Announces Fourth Quarter and Full Year 2009
Financial Results
Annual revenue increases 48 percent year-over-year
Email marketing customer base exceeds 347,500
WALTHAM, MA — February 4, 2010 — Constant Contact®, Inc. (Nasdaq: CTCT), a leading provider of email marketing, event marketing and online survey tools, today announced its financial results for the fourth quarter and full year ended December 31, 2009.
Constant Contact reported total revenue of $36.5 million for the quarter ended December 31, 2009, an increase of 43% compared to revenue of $25.5 million for the comparable period in 2008. Constant Contact ended the fourth quarter of 2009 with over 347,500 email marketing customers, an increase of 37% compared to the number of customers at the end of the fourth quarter of 2008.
“We are pleased that the company’s revenue was ahead of our expectations for the quarter, closing out a highly successful year for Constant Contact. While the economic environment for small businesses was very challenging in 2009, Constant Contact was able to grow revenue by 48% and add over 94,000 net new email marketing subscribers, both of which represent significant accomplishments,” said Gail Goodman, CEO of Constant Contact.
Goodman added, “We continue to be optimistic about Constant Contact’s growth opportunity, as evidenced by our expectation for revenue growth in the low-to-mid 30% range in 2010. We have established a clear leadership position in email marketing for small businesses and organizations, and we are leading the industry in building out a suite of integrated solutions designed to help these organizations communicate effectively with their customers, clients, members and other constituents.”
Constant Contact reported an operating loss of $1.9 million for the quarter ended December 31, 2009, compared to an operating loss of $1.7 million for the comparable period in 2008. Constant Contact reported adjusted EBITDA of $2.1 million in the fourth quarter of 2009, compared to adjusted EBITDA of $878,000 in the comparable period in 2008.
Adjusted EBITDA is a non-GAAP financial measure that is calculated by taking GAAP net income (loss), adding depreciation and amortization and stock-based compensation, then subtracting interest and other income. Adjusted EBITDA margin is equal to adjusted EBITDA divided by revenue. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included with the financial tables at the end of this release.
Constant Contact reported a GAAP net loss of $1.8 million for the fourth quarter of 2009, compared to a GAAP net loss of $1.6 million for the comparable period in 2008. Constant Contact reported a GAAP net loss per share of $0.06 for the fourth quarter of 2009, consistent with the comparable period in 2008.
Fourth quarter 2009 non-GAAP net loss per share was $0.01, compared to a non-GAAP net loss of $0.03 per share for the same period in 2008. Non-GAAP net income (loss) per share is a non-GAAP financial measure that is calculated by adding back stock-based compensation expense to GAAP net income (loss) and dividing this total by the weighted average shares outstanding. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included with the financial tables at the end of this release.
“In addition to generating significant revenue growth, Constant Contact continues to demonstrate the leverage inherent in its business model,” said Steven R. Wasserman, vice president and chief financial officer of Constant Contact. “Constant Contact expanded its adjusted EBITDA margin by 470 basis points to a record level of 9.2% for the full year 2009. We expect continued adjusted EBITDA margin expansion to drive non-GAAP earnings per diluted share of $0.33 to $0.36 in 2010, which would represent year-over-year growth of 165% at the midpoint of our guidance range.”
Other Fourth Quarter and Recent Highlights
•	Added approximately 23,300 net new email marketing customers, bringing total email marketing customers to over 347,500.

•	In each month and quarter during the year, the monthly retention rate remained in its historical range of 97.8%, plus or minus 0.5% and the average email marketing invoice remained in the $33 range, plus or minus two dollars. The number of email marketing customers in the $15 and $30 revenue bands was at 78.7% for the quarter, 30 basis points out of the historical range of 80%, plus or minus one percent. This was a result of customers increasing their contact list sizes and moving into higher pricing tiers during the quarter.

•	Increased average revenue per email marketing subscriber, ARPU, to $36.19, an increase of $0.60 from $35.59 during the third quarter. This represents an increase of $0.99 from the Company’s $35.20 ARPU for the fourth quarter of 2008.

•	Launched Constant Contact Event Marketing during the fourth quarter. The product has enjoyed significant early success, as evidenced by the more than 5,000 customers using the product as of today, after only a few months of general availability. More information about Constant Contact Event Marketing and what it can do for your small business or organization is available at: http://www.constantcontact.com/event-marketing/

•	Ended the year with 625 employees in 15 states across the U.S., an increase of 169 employees during the course of 2009, and provided over 29,000 participant hours of classroom education and training to its employees.

•	Ended the year with over 5,100 active channel partners and email marketing customers in over 140 countries and territories.

•	Significantly added to its force of small business marketing experts. In 18 regions across the U.S., small businesses and organizations can now benefit from free, in-person educational seminars focused on helping them succeed by developing stronger customer relationships. More information is available at: http://www.constantcontact.com/learning-center/index.jsp

•	As of today, over 11,000 users have downloaded the recently released QuickView for the iPhone, a mobile email marketing application that enables a small business to manage its contact list and view its campaigns anytime and from anywhere. Constant Contact QuickView for the iPhone is the first commercial product developed by Constant Contact Labs.

•	The Constant Contact Guide to Email Marketing was selected by readers as a Top 10 book in Small Business Trends’ 2009 Small Business Book Awards. More information on the book is available at: http://www.constantcontact.com/learning-center/email-marketing-guide/index.jsp.

•	Expanded the breadth of the company’s leadership team in direct and channel sales. Jean-Paul Guilbault recently joined the Company as vice president of direct sales, after spending eight years at Intuit in leadership roles within its Small Business Telesales and Customer Care operations. In addition, Steve Johnson joined Constant Contact’s Global Market Development team as vice president, channel partners. Prior to that, Steve spent five years with Blackbaud/Kintera as vice president of partner programs.
Full Year 2009 Results
Total revenue was $129.1 million, an increase of 48 percent compared to revenue of $87.3 million for the full year 2008.
Loss from operations was $1.8 million, compared to a loss from operations of $4.5 million for the full year 2008. GAAP net loss was $1.3 million, as compared to a GAAP net loss of $2.1 million for the full year 2008. GAAP net loss per share was $0.04 as compared to a GAAP net loss of $0.07 per share for the full year 2008.
Adjusted EBITDA was $11.9 million, representing a full year adjusted EBITDA margin of 9.2% and an increase of 205% from adjusted EBITDA of $3.9 million for the full year 2008. Non-GAAP net income was $3.8 million, or $0.13 per diluted share, compared to $800,000, or $0.03 per diluted share, for the full year 2008.
Business Outlook
Based on information available as of February 4, 2010, Constant Contact is issuing guidance for the first quarter and full year 2010 as follows:
First Quarter 2010: The Company expects first quarter revenue to be in the range of $38.6 million to $38.9 million, adjusted EBITDA to be in the range of $2.3 million to $2.6 million and non-GAAP net loss per share of $0.01 to breakeven based on basic weighted average shares outstanding of 28.4 million shares.
GAAP net loss is expected to be in the range of $1.9 million to $2.2 million and GAAP net loss per share to be in the range of $0.07 to $0.08. GAAP net loss per share includes an estimated stock-based compensation expense of $1.8 million.
Full Year 2010: The Company expects full year 2010 revenue to be in the range of $169 million to $173 million, adjusted EBITDA to be in the range of $21.3 million to $22.0 million and non-GAAP net income per share to be in the range of $0.33 to $0.36 based on diluted weighted average shares outstanding of 29.9 million shares.
The Company expects full year GAAP net income to be in the range of $1.6 million to $2.4 million and GAAP net income per share to be in the range of $0.05 to $0.08. GAAP net income per share includes an estimated stock-based compensation expense of $7.9 million.
The company expects to incur approximately $0.01 per share of state income taxes for the full year 2010.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents non-GAAP financial measures in connection with GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included with the financial tables at the end of this release.
Conference Call Information

What:	Constant Contact fourth quarter 2009 financial results conference call
When:	Thursday, February 4, 2010
Time:	5:00 p.m. ET
Live Call:	(800) 441-0022, domestic
(719) 457-2573, international
Replay:	(888) 203-1112, passcode 5493198, domestic
(719) 457-0820, passcode 5493198, international
Webcast:	http://investor.constantcontact.com/(live and replay)

About Constant Contact, Inc.
With more than 300,000 customers, Constant Contact, Inc. is a leading provider of email marketing, event marketing, and online surveys for small businesses, non-profits, and member associations. Founded in 1995, Constant Contact helps small organizations grow stronger customer relationships by delivering professional, low cost, easy-to-use online tools backed with award-winning support, education and personal coaching. Constant Contact is a publicly traded company (Nasdaq:CTCT) with offices located in Waltham, Mass., Loveland, Colo., and Delray, Fla. To learn more, please visit www.ConstantContact.com or call 781-472-8100.
Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Constant Contact’s market position and growth for 2010 and beyond, management’s optimism regarding 2010 revenue growth, the future success of the Company’s products, including survey and event marketing, projected 2010 adjusted EBITDA margin expansion, the Company’s projected profitability in 2010, and the Company’s financial guidance for the first quarter of 2010 and full year 2010. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the Company’s ability to attract new customers and retain existing customers, the Company’s dependence on the market for email marketing services for small businesses, non-profits, and associations, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, adverse regulatory or legal developments, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the continued growth and acceptance of email as a communications tool, the Company’s ability to successfully develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.
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(CTCT-F)

Media Contact:	Investor Contact:
Christopher Nahil	Jeremiah Sisitsky
Constant Contact	Constant Contact
(781) 472-8134	(339) 222-5740
mailto:cnahil@constantcontact.com	jsisitsky@constantcontact.com

Constant Contact, Inc.
Consolidated Condensed Statements of Operations (unaudited)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

Revenue	$36,455	$25,471	$129,061	$87,268
Cost of revenue	10,739	7,265	37,692	24,251

Gross profit	25,716	18,206	91,369	63,017

Operating expenses:
Research & development	5,033	4,158	18,367	15,123
Sales & marketing	18,742	13,144	61,023	42,851
General & administrative	3,799	2,620	13,749	9,508

Total operating expenses	27,574	19,922	93,139	67,482

Loss from operations	(1,858)	(1,716)	(1,770)	(4,465)

Interest and other income	96	110	510	2,409

Net loss	(1,762)	(1,606)	(1,260)	(2,056)

Net loss per share: basic and diluted	$(0.06)	$(0.06)	$(0.04)	$(0.07)

Weighted average shares outstanding used in computing per share amounts: basic and diluted	28,355	28,074	28,253	27,879

Constant Contact, Inc.
Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net loss	$(1,762)	$(1,606)	$(1,260)	$(2,056)

Subtract:
Interest and other income	(96)	(110)	(510)	(2,409)

Loss from operations	(1,858)	(1,716)	(1,770)	(4,465)

Add back:
Depreciation and amortization	2,527	1,699	8,572	5,558
Stock-based compensation expense	1,471	895	5,084	2,856

Adjusted EBITDA	$2,140	$878	$11,886	$3,949

Divide by:
Revenue	$36,455	$25,471	$129,061	$87,268

Adjusted EBITDA margin	5.9%	3.4%	9.2%	4.5%

Constant Contact, Inc.
Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (unaudited)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net loss	$(1,762)	$(1,606)	$(1,260)	$(2,056)

Add back:
Stock-based compensation expense	1,471	895	5,084	2,856

Non-GAAP net (loss) income	$(291)	$(711)	$3,824	$800

Non-GAAP net (loss) income per share: diluted	$(0.01)	$(0.03)	$0.13	$0.03

Weighted average shares outstanding used in computing per share amounts	28,355	28,074	29,452	29,251
Constant Contact, Inc.
Calculation of Free Cash Flow (unaudited)
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net cash provided by operating activities	$5,704	$3,096	$21,945	$13,879

Subtract:
Acquisition of property and equipment	(3,376)	(2,093)	(16,586)	(13,121)

Free cash flow	$2,328	$1,003	$5,359	$758

Constant Contact, Inc.
Consolidated Condensed Balance Sheets (unaudited)
(In thousands)

	December 31,	December 31,
	2009	2008

Assets
Current assets
Cash & cash equivalents	$59,822	$73,243
Short-term marketable securities	53,280	33,932
Accounts receivable, net	53	40
Prepaid expenses and other current assets	3,420	3,670

Total current assets	116,575	110,885

Property and equipment, net	23,891	15,799
Restricted cash	750	308
Other non-current assets	272	150

Total assets	$141,488	$127,142

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,806	$4,786
Accrued expenses	7,211	5,461
Deferred revenue	20,341	15,052

Total current liabilities	33,358	25,299

Long-term accrued rent	3,162	1,853

Total liabilities	36,520	27,152

Stockholders’ equity
Common stock	284	282
Additional paid in capital	150,716	144,414
Accumulated other comprehensive income	40	106
Accumulated deficit	(46,072)	(44,812)

Total stockholders’ equity	104,968	99,990

Total liabilities and stockholders’ equity	$141,488	$127,142

Constant Contact, Inc.
Consolidated Condensed Statements of Cash Flows (unaudited)
(In thousands)

	Year Ended December 31,
	2009	2008

Cash flows from operating activities
Net loss	$(1,260)	$(2,056)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,572	5,558
Amortization (accretion) of premium (discount) on investments	72	(46)
Stock-based compensation expense	5,084	2,856
(Recovery) of provision for bad debts	(8)	6
Gain on sale of investments	(6)	—
Change in operating assets & liabilities:
Accounts receivable	(5)	16
Prepaid expenses and other current assets	250	(1,969)
Other assets	(122)	103
Accounts payable	1,020	928
Accrued expenses	1,750	2,283
Deferred revenue	5,289	4,698
Long-term accrued rent	1,309	1,502

Net cash provided by operating activities	21,945	13,879

Cash flows from investing activities
Purchases of short-term marketable securities	(65,739)	(33,798)
Proceeds from maturities of short-term marketable securities	33,750	4,500
Proceeds from sales of short-term marketable securities	12,509	—
Increase in restricted cash	(442)	—
Acquisition of property and equipment	(16,586)	(13,121)

Net cash used in investing activities	(36,508)	(42,419)

Cash flows from financing activities
Proceeds from issuance of common stock pursuant to exercise of stock options	468	236
Proceeds from issuance of common stock pursuant to employee stock purchase plan	674	497
Proceeds from issuance of common stock in connection with secondary public
offering, net of issuance costs	—	3,999

Net cash provided by financing activities	1,142	4,732

Net decrease in cash and cash equivalents	(13,421)	(23,808)
Cash and cash equivalents, beginning of period	73,243	97,051

Cash and cash equivalents, end of period	$59,822	$73,243